UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 21, 2016 (September 20, 2016)

CSI Compressco LP

Delaware	1-35195	94-3450907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3809 S. FM 1788

Midland, Texas 79706

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (432) 563-1170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Series A Preferred Unit Purchase Agreement

On September 20, 2016, CSI Compressco LP, a Delaware limited partnership (the “Partnership”) issued and sold an aggregate 2,624,672 Series A Convertible Preferred Units representing limited partner interests in the Partnership (“Series A Preferred Units”) in two separate transactions for total net proceeds, after deducting offering expenses, of approximately $29 million. This issuance of Series A Preferred Units is in addition to the Series A Preferred Units issued on August 8, 2016 (the “Initial Private Placement”) under the Initial Series A Unit Purchase Agreement (as defined below).

Pursuant to a Series A Preferred Unit Purchase Agreement (the “Subsequent Series A Unit Purchase Agreement”) dated September 20, 2016, among the Partnership and the purchasers party thereto (collectively, the “Series A Purchasers”), the Partnership issued and sold in a private placement (the “Series A Private Placement”) an aggregate of 437,445 Series A Preferred Units for a cash purchase price of $11.43 per Series A Preferred Unit, resulting in total net proceeds to the Partnership, after deducting offering expenses, of approximately $4.8 million. The remaining 2,187,227 Series A Preferred Units were issued and sold pursuant to the exercise of an option contained in the Initial Series A Unit Purchase Agreement (as defined below) for total net proceeds to the Partnership, after deducting offering expenses, of approximately $24.2 million, as described in more detail in Item 3.02 below. Proceeds from these two transactions will be used to reduce the Partnership’s outstanding indebtedness, including the repurchase of our outstanding senior notes from time to time as market conditions permit.

In connection with the closing of the Series A Private Placement, the Partnership has agreed to pay a transaction fee equal to an aggregate of 3% of the purchase price to Evercore Group L.L.C. and RBC Capital Markets, LLC. The Subsequent Series A Unit Purchase Agreement contains customary representations, warranties and covenants of the Partnership and the Series A Purchasers, and the Partnership has agreed to indemnify the Series A Purchasers against certain losses resulting from breaches of its representations, warranties and covenants.

A description of the rights, preferences and privileges of the Series A Preferred Units is included in Item 1.01 of the Partnership’s Current Report on Form 8-K filed with respect to the Initial Private Placement on August 8, 2016 (SEC File No. 001-35195) (the “Previous Form 8-K”) and is incorporated by reference into this Item 1.01. The description of the rights, preferences and privileges of the Series A Preferred Units included in the Previous Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Second Amended and Restated Partnership Agreement”), a copy of which is filed as Exhibit 3.1 to the Previous Form 8-K and is incorporated into this report by reference.

The foregoing description of the Subsequent Series A Unit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Subsequent Series A Unit Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.

Registration Rights Agreement

On September 20, 2016, in connection with the closing of the Series A Private Placement, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Series A Purchasers relating to the registered resale of the Common Units issuable upon conversion of the Series A Preferred Units, including any Series A Preferred Units issued in kind pursuant to the terms of the Second Amended and Restated Partnership Agreement. Pursuant to the Registration Rights Agreement, the Partnership is required to file or cause to be filed a registration statement for such registered resale at its expense no later than 90 days after the closing of the Series A Private Placement and is required to cause the registration statement to become effective no later than 180 days after the closing of the Series A Private Placement, subject to certain liquidated damages set forth in the Registration Rights Agreement if such obligations are not met.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 hereto and is incorporated into this report by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On August 8, 2016, and as previously reported in the Previous Form 8-K, the Partnership entered into a Series A Preferred Unit Purchase Agreement with HBC MLP LLC (the “Lead Purchaser”) and the other purchasers party thereto, as amended by the Amendment Agreements between each of such purchasers and the Partnership, each dated September 19, 2016 (as amended, the “Initial Series A Unit Purchase Agreement”), pursuant to which the Partnership issued and sold in a private placement Series A Preferred Units. Pursuant to the terms of the Initial Series A Unit Purchase Agreement, the Partnership granted the Lead Purchaser and its affiliates a 45-day option to purchase up to an additional $25 million of Series A Preferred Units for a cash purchase price of $11.43 per Series A Preferred Unit on the same terms and conditions as contained in the Initial Series A Unit Purchase Agreement (the “Option”). On September 20, 2016, the Lead Purchaser exercised the Option to purchase 2,187,227 additional Series A Preferred Units (the “Option Units”) in full for aggregate consideration of $25 million. The closing of the Option took place on September 20, 2016, at which time the Partnership issued and sold the Option Units to Hudson Bay MLP Fund LP, an affiliate of the Lead Purchaser, in a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. In connection with the closing of the Option, the Partnership has agreed to pay a transaction fee equal to 3% of $20 million of the aggregate purchase price of the Option Units to Evercore Group L.L.C. and a transaction fee equal to 3% of $5 million of the aggregate purchase price of the Option Units to Evercore Group L.L.C. and RBC Capital Markets LLC. A description of the conversion features of the Series A Preferred Units is included in Item 1.01 of the Previous Form 8-K and is incorporated by reference into this Item 3.02. The description of the conversion features of the Series A Preferred Units included in the Previous Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Partnership Agreement, a copy of which is filed as Exhibit 3.1 to the Previous Form 8-K and is incorporated into this report by reference.

The information regarding the Series A Private Placement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The Series A Private Placement of the Series A Preferred Units pursuant to the Subsequent Series A Unit Purchase Agreement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 7.01.	Regulation FD Disclosure.

On September 21, 2016, the Partnership issued a press release announcing the closing of the Series A Private Placement and the closing of the Option. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of September 20, 2016, by and among CSI Compressco LP and the other parties signatory thereto.

10.1	Series A Preferred Unit Purchase Agreement, dated as of September 20, 2016, by and among CSI Compressco LP and the Purchasers party thereto.

99.1	Press Release dated September 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI COMPRESSCO LP

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/ Timothy A. Knox
Name:	Timothy A. Knox
Title:	President

Date: September 21, 2016

EXHIBIT INDEX

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of September 20, 2016, by and among CSI Compressco LP and the other parties signatory thereto.

10.1	Series A Preferred Unit Purchase Agreement, dated as of September 20, 2016, by and among CSI Compressco LP and the Purchasers party thereto.

99.1	Press Release dated September 21, 2016.

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